                                                                    Exhibit 4.17

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (I) AN OPINION OF COUNSEL SATISFACTORY TO ANCOR COMMUNICATIONS, INCORPORATED THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (II) SUCH REGISTRATION.


                       ANCOR COMMUNICATIONS, INCORPORATED

                                     WARRANT
                                   TO PURCHASE
                             SHARES OF COMMON STOCK


         For value received, INRANGE Technologies Corporation, its successors or assigns ("Holder"), is entitled to purchase from Ancor Communications, Incorporated, a Minnesota corporation (the "Company"), up to 750,000 fully paid and nonassessable shares of the Company's common stock, $.01 par value per share, or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, 250,000 of which may be purchased at a price of $2.50 per share, 250,000 of which may be purchased at a price of $5.00 per share and 250,000 of which may be purchased at the price of $10.00 per share, all subject to adjustments as noted below (individually or in the aggregate, the "warrant exercise price").

         This warrant may be exercised by Holder at any time or from time to time beginning on March 24, 1999, prior to the close of business on September 24, 2003, provided, however, that this warrant may not be exercised and shall not be effective unless and until the Technology License Agreement between the Company and Holder dated September 24, 1998 shall become effective pursuant to the terms thereof.

         This warrant is subject to the following terms and conditions:

         1. Exercise. The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this warrant (properly endorsed if required) at the principal office of the Company, by payment to it by cash, certified check or bank draft of the applicable warrant exercise price for the shares to be purchased and by delivery of a subscription agreement, an investment letter and/or similar documents acceptable to the Company demonstrating that the sale of the shares to be purchased is exempt from registration under the Securities Act of 1933, as amended, and any state securities law. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by payment to the Company of the warrant exercise price. Certificates for the shares of stock so purchased, bearing an appropriate restrictive legend, shall be delivered to the Holder within 15 days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder hereof within such time. No fractional shares shall be issued upon the exercise of this warrant.

         2. Shares. All shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this warrant.

         3. Adjustment. The warrant exercise price shall be subject to adjustment from time to time as hereinafter provided in this Section 3:

                  (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the warrant exercise price(s) in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this warrant and had received such shares of common stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                  (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of
         Section 3(a) or 3(b), but which should result in an adjustment in the applicable warrant exercise price(s) and/or the number of shares subject to this warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

                  (d) Upon each adjustment of the warrant exercise price(s), the Holder shall thereafter be entitled to purchase, at the warrant exercise price(s) resulting from such adjustment, the sum of the number of shares obtained by multiplying each warrant exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto at such exercise price immediately prior to such adjustment and dividing the product thereof by the corresponding new warrant exercise price resulting from such adjustment.

         4. No Rights as Shareholder. This warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         5. Transfer. This Warrant may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to the Company that such sale, transfer or other disposition may lawfully be made without registration under the securities act of 1933 and applicable state securities laws or (ii) such registration. Subject to the foregoing, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this warrant properly endorsed. The bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         6. Registration Rights. Holder shall be entitled to the registration rights set forth on Exhibit A to this warrant.

         7. Writing. This warrant may not be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the Company has caused this warrant to be executed and delivered by a duly authorized officer.

Dated: September 24, 1998


                                         ANCOR COMMUNICATIONS, INCORPORATED



                                         By /s/ Calvin G. Nelson
                                            ------------------------------
                                            Calvin G. Nelson
                                            President


Name and Address of Holder:

INRANGE Technologies Corporation
13000 Midlantic Drive
Mt. Laurel, New Jersey 08054

                                WARRANT EXERCISE

                (To be signed only upon exercise of this warrant)

         The undersigned, the Holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, a total of shares of common stock of Ancor Communications, Incorporated, to which such warrant relates and herewith makes payment of $ _____________ therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to ________________________ , whose address is set forth below the signature of the undersigned. The number of shares to be purchased at each exercise price is as follows:

             Number of Shares                   Purchase Price
             ----------------                   --------------
             ________________                   $_____________
             ________________                   $_____________
             ________________                   $_____________

Dated:___________________

                                         --------------------------------
                                         Signature


Social Security or other Tax Identification No.
__________________________

If shares are to be issued other than to Holder:

Please print present name and complete address

__________________________

__________________________

                               WARRANT ASSIGNMENT

                (To be signed only upon transfer of this warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________ the right represented by the foregoing warrant to purchase the shares of common stock of Ancor Communications, Incorporated and appoints ________________ attorney to transfer such right on the books of Ancor Communications, Incorporated, with full power of substitution in the premises.

Dated:____________

                                         ------------------------------
                                         Signature


Social Security or other Tax Identification No.
______________________________


Please print present name and complete address

______________________________

______________________________

                                                                       EXHIBIT A


                         REGISTRATION RIGHTS DECLARATION


         1. Registration Rights.

         a. Demand Registration. If at any one time prior to September 24, 2004 the Company shall receive a written request from the registered holder to which this declaration is attached or the registered holder of Common Stock acquired upon exercise of such instrument ("Holder") to register shares of Company common stock ("Registrable Securities") that have been or may be acquired by Holder pursuant to the exercise or conversion of the instrument to which this declaration is attached and which are not otherwise eligible for resale without volume limitation pursuant to Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), the Company shall promptly prepare and file a registration statement under the Securities Act covering the number of Registrable Securities which are the subject of such requests and shall use reasonable efforts to cause such registration statement to become effective The Company shall cause such registration statement to remain effective until the earlier to occur of the following: (i) all shares subject to the registration have been sold in accordance with the terms thereof, (ii) all of the shares are able to be sold without volume limitation pursuant to Rule 144 or (iii) the later of six months following the effective date or September 24, 2004. In the event that the original instrument to which this declaration is attached is subsequently held by more than one person or entity, the right under this Section may be exercised by the person(s) or entity(s) holding in excess of 50% of the original instrument and any other Holder shall be entitled to notice of and to participate in the registration.

         If, at any time that the Company is required to file a registration statement hereunder, or any such registration statement is effective, the Board of Directors of the Company determines, in good faith, that a sale of Common Stock pursuant to the registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be required to file such registration statement, or may suspend the effectiveness of an effective registration statement, during the time such restriction is advisable; provided, however, that the delay in filing of such registration statement or the suspension of effectiveness of such registration statement shall not exceed a period of 120 consecutive days. In the event the effectiveness of a registration statement is suspended, the time that the Company is required to keep such registration statement effective shall be extended by the number of days the effectiveness of such registration statement was suspended.

         (b). Piggyback Registration Rights. Each time prior to September 24, 2004 that the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offer and sale for money of any of its securities by it (other than a registration on Form S-8 or a successor form), the Company will give written notice of its determination to Holder. Upon the written request of Holder given within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all shares of Company common stock that have been or may be acquired by Holder pursuant to the exercise or conversion of the instrument to which this declaration is attached and with respect to which Holder has requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Holder of the shares to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any such registration pertains to an underwritten offering in whole or in part, the Company may require that the shares requested for inclusion by Holder pursuant to this section be included in the underwritten offering on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that if in the good faith judgment of the managing underwriter of such underwritten offering the inclusion of all of the shares originally covered by a request for registration made by Holder would reduce the amount of securities to be offered by the Company or interfere with the successful marketing of the securities to be offered by the Company, the number of shares of stock owned by Holder and otherwise to be included in the underwritten offering may be reduced; provided, however, that any such required reduction shall be pro rata among all persons (other than the Company) who are participating in such underwritten offering to the extent not inconsistent with registration rights granted by the Company to others prior to the date hereof. Those shares which are thus excluded from the underwritten offering shall be withheld from the market by Holder for a period, not to exceed 180 days, that the managing underwriter reasonably determines is necessary in order to effect the underwritten offering.

         2. Registration Procedures. If and whenever the Company is required by the provisions of Section 1 to effect the registration of any shares under the Securities Act, the Company will:

                  (a) prepare and file with the Commission a registration statement with respect to such shares, and use its best efforts to cause such registration statement to become and remain effective for such period as is specified in paragraph 1(a) hereof with respect to registrations effected pursuant to paragraph 1(a) and for such period as may be reasonably necessary to effect the sale of such shares, not to exceed three months, with respect to registrations effected pursuant to paragraph 1(b);

                  (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as is specified in paragraph 1(a) hereof with respect to registrations effected pursuant to paragraph 1(a) and for such period as may be reasonably necessary to effect the sale of such shares, not to exceed three months, with respect to registrations effected pursuant to paragraph 1(b);

                  (c) furnish to Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holder and underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) prepare and promptly file with the Commission and promptly notify Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         3. Expenses. With respect to any registration of shares pursuant to
Section 1, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Holder, underwriting discounts and commissions and transfer taxes for Holder and any other expenses incurred by Holder not expressly included above shall be borne by Holder.

         4. Indemnification. In the event that any shares owned by Holder are included in a registration statement under Section 1:

                  (a) The Company will indemnify and hold harmless Holder and any underwriter (as defined in the Securities Act) for Holder from and against any and all loss, damage, liability, cost and expense to which Holder or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Holder or such underwriter.

                  (b) Holder will indemnify and hold harmless the Company and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by Holder.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         5. Rule 144. The Company covenants and agrees to use reasonable efforts to file such reports and/or make available such information as is required in order for Rule 144 to be available to Holder at any time that Holder would otherwise be eligible to sell pursuant to Rule 144.